UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

YAPPN CORP.
 (Exact name of registrant as specified in charter)

Delaware	000-55082	27-3848069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

As previously reported in a current report on Form 8-K which was filed with the Securities and Exchange Commission on November 21, 2013, Yappn Corp. (the “Company”), issued a Convertible Promissory Note to JMJ Financial (the “Note”).  The Company and JMJ Financial have entered into an Amendment (the “Amendment”), dated as of February 11, 2014, to the Note.  Pursuant to the Amendment, on or before February 21, 2014, JMJ Financial shall make a payment to the Company in the amount of $40,000 of consideration under the Note.  Pursuant to the Amendment, Section 2 of the note was amended to provide that the Note is convertible beginning 180 days from the Effective Date, (180 days from the date of advance in the case of the $40,000 payment noted above) and the conversion price was increased from $.075 to $.10 such that the conversion price after the Amendment is the lesser of $.10 or 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for X clearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply).

The Note was offered and sold to JMJ in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 under the Securities Act of 1933.

The foregoing information is a summary of the Amendment, is not complete, and is qualified in its entirety by reference to the full text of the  Amendment, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Amendment for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03  Creation of a Direct Financial Obligation.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated by reference from Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No .	Description

10.1	Amendment Agreement to Convertible Promissory Note issued in favor of JMJ Financial

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	YAPPN CORP.

	By:	/s/ Craig McCannell
Name: Craig McCannell
Position: Chief Financial Officer

3